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The following is a transcript of an investor call held on February 3, 2021 in connection with the proposed acquisition of GW Pharmaceuticals plc by Jazz Pharmaceuticals Public Limited Company.

GW PHARMACEUTICALS PLC M&A CALL - PRELIMINARY COPY | FEB 03, 2021

Call Participants

EXECUTIVES

Bruce C. Cozadd
Co-Founder, Chairman & CEO
Jazz Pharmaceuticals plc

Justin D. Gover
CEO & Executive Director
GW Pharmaceuticals plc

Renée D. Galá
Executive VP & CFO
Jazz Pharmaceuticals plc

Robert Iannone
Executive VP of Research &
Development and Chief Medical
Officer
Jazz Pharmaceuticals plc

Unknown Executive
Jessica Macomber Fye
ANALYSTS	JPMorgan Chase & Co, Research
Division
Annabel Eva Samimy
Stifel, Nicolaus & Company,	Unknown Analyst
Incorporated, Research Division

Balaji V. Prasad
Barclays Bank PLC, Research
Division

Brandon Richard Folkes
Cantor Fitzgerald & Co., Research
Division

David A. Amsellem
Piper Sandler & Co., Research
Division

Gary Jay Nachman
BMO Capital Markets Equity
Research

Gregory B. Gilbert
Truist Securities, Inc., Research
Division

GW PHARMACEUTICALS PLC M&A CALL - PRELIMINARY COPY | FEB 03, 2021

Presentation

Operator

Welcome to Jazz Pharmaceuticals Investor Update Conference Call. [Operator Instructions] I will now turn the call over to Andrea Flan, Vice President and Head of Investor Relations at Jazz Pharmaceuticals.

Unknown Executive

Thank you, and good morning, everyone. Thanks for joining our call today to discuss Jazz’s acquisition of GW Pharmaceuticals. Joining me today are Bruce Cozadd, our Co-Founder, Chairman and CEO; Renee Gala, our CFO; and Justin Gover, CEO of GW Pharmaceuticals. Jazz’s President, Dan Swisher executive Vice President of R&D; Rob Yonon; as well as GW’s CFO, Scott Jacobelli, will join for Q&A.

As a reminder, this call is being recorded and a press release and slide presentation regarding today’s news are available on the Investor Relations section of Jazz and GW’s respective website. This communication is not intended to constitute an offer to buy or sell or the solicitation of an offer to buy any securities or solicitation of any vote or approval. GW intends to file a proxy statement with the SEC regarding the proposed transaction that will be mailed to GW shareholders. You should review materials filed with the SEC carefully as they will include important information regarding the proposed transaction, including information about Jazz and GW, and the respective directors, executive officers and certain other members of management and employees who may be deemed to be participants in the solicitation of proxies from GW pharmaceuticals security holders in connection with the proposed transaction. Please also review Slides 2 and 3 of today’s presentation for other important information, including where you can find more information on the proposed transaction and on the directors and executive officers of Jazz and GW.

With that, I’ll turn the call over to Bruce.

Bruce C. Cozadd

Co-Founder, Chairman & CEO

Thanks, Andrea. Good morning, everyone, and thank you for joining us. I know I speak for our full team when I say that we could not be more thrilled to talk to you today about our announcement regarding our agreement to acquire GW, and I’m very happy to have Justin joining us on this call today. I’m excited about what this transaction means for the future of Jazz, our combined team members, and most importantly, our patients. Jazz has established a leadership position in sleep disorders, along with our rapidly growing oncology business. And today, we announced our definitive agreement under which Jazz will acquire GW, a world leader in cannabinoid science.

Upon close, this would add a third high-growth commercial franchise consistent with our focus on helping patients with critical unmet needs. Turning to Slide 4. The intent of this transaction is to combine 2 neuroscience companies with highly complementary franchises to create an innovative, high- growth global biopharma leader. With Epidiolex, we would be adding a potential near-term blockbuster that has revolutionized prescription cannabinoid-based medicine approach. The combined company will be a leader in neuroscience with a global commercial and operational footprint, well positioned to maximize the value of our combined neuroscience portfolio.

We expect this transaction will immediately diversify and grow Jazz’s revenue, delivering substantial value to both shareholders and patients. Before I get into detail about the compelling benefits of this transaction, if you’ll turn to Slide 5, I will remind you of our mission. Jazz Pharmaceuticals is a global biopharmaceutical company. In common with GW, our purpose is to innovate to transform the lives of patients. We are focused on developing life-changing medicines for people with serious diseases, often with limited or no options so they can live their lives more fully. We work every day to give people around the world the opportunity to redefine what’s possible. It means a lot to us and even more to our patients. In our 2 therapeutic areas, neuroscience and oncology, we follow the same approach. We focus on patient populations with high unmet needs, where we can call on a concentrated physician audience with an efficient field team.

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We identify and develop differentiated products, treatments that are clearly different from others currently on the market or in development and that have long lives, and we leverage our integrated capabilities and global infrastructure to effectively reach patients around the world. Adding GW’s capabilities, scientific expertise and unparalleled leadership in the cannabinoid field truly aligns to and enhances this strategic approach. Moving to Slide 6. Jazz is well positioned to undertake this transformative deal because of the solid foundations we have built across our operations from R&D through commercial, which have resulted in a highly productive period of strong execution and robust financial results. You’ve heard us talk about the strength of our commercial franchises. The success we’ve had in our commercial launches and in the pipeline milestones we continue to achieve.

In short, we have tremendous expertise, capability and momentum. Our robust pipeline and corporate development deals generated 3 product launches last year with 2 more product launches planned for this year. This execution included our recent launch of Xywav for the treatment of excessive daytime sleepiness and cataplexy in narcolepsy as well as progress in our JZP-458 and 258 programs.

In December, we initiated our BLA submission for JZP-450 h in the treatment of acute lymphoblastic leukemia, utilizing FDA’s real-time oncology review program. And initiated our rolling SNDA submission for JZP-258 in idiopathic hypersomnia, following the announcement of our compelling top line data. Even prior to today’s transformative transaction, our number of R&D in the past 5 years. Our commercial franchises are performing well. Our oxybate treatments, Xyrem and next-generation Xywav our leaders in narcolepsy. These products are durable and with the expected addition of IH later this year, will continue to contribute to our top line growth.

We’ve entered the solid tumor space with Zepzelca, which is off to a strong start. And of course, this has further added to our attractive financial results and future growth outlook. Turning to Slide 7. In November, we increased our 2020 total revenue guidance to the range of $2.32 billion to $2.38 billion and in January, we announced that we will meet this guidance as well as our neuroscience and oncology net revenue guidance. We have delivered strong year-over-year revenue growth alongside robust cash flow generation, and all of this rests on top of our balance sheet with over $2 billion of cash and investments and ample flexibility, it’s a great foundation to build on.

One of the key elements of our long-term strategy is delivering sustainable growth with a portfolio of essential medicines through both our internal R&D and through corporate development transactions with the goal of growing and diversifying our revenues. We arrest and we expect nearly 50% of our 2022 revenue to be driven by sales of new products in neuroscience and oncology. The consistent execution across our business has translated to considerable momentum such that we are undertaking this transaction from a position of strength. And this transaction is fully aligned with and would greatly enhance our long-term strategy.

Moving to Slide 8. This is a transformative transaction for Jazz. With the closing of this transaction and combining with GW, we create an innovative, high-growth global biopharma leader with a robust pipeline and 1 patient-centric mission, a leader in neuroscience. We believe Epidiolex has near-term blockbuster potential. Together, the company’s combined neuroscience business would have a global commercial and operational footprint to maximize the potential of Zywave, Epidiolex and other neuroscience products. And we expect the addition of a third high-growth commercial franchise with Epidiolex to accelerate our revenue growth and diversification.

As the global leader in cannabinoid science, we welcome GW’s expertise, which will further enhance our ability to develop important new treatments for patients. We will expand our pipeline to 19 clinical development programs across sleep, epilepsy, movement disorders, psychiatry and oncology. Financially, the transaction is compelling. In addition to accelerating our top line revenue growth, we expect this transaction to be EPS accretive in the first full year of combined operations and substantially accretive thereafter. Additionally, the transaction is expected to generate additional cash flow and better position Jazz to capture long-term growth opportunities. We are targeting net leverage of less than 3.5x adjusted EBITDA by the end of next year, 2022, supported by this strong cash flow profile, and we expect the transaction to deliver substantial future shareholder value.

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Now on Slide 9. With this transaction, we look forward to bringing together the world leader in sleep disorders with the same in cannabinoid science, both with highly complementary capabilities and track records. Jazz’s neuroscience business is well positioned for durability and growth with the recent launch of Zywave and our expected launch in idiopathic hypersomnia. With this transaction, we will add a third high-growth commercial franchise with near-term blockbuster potential to our global execution focused commercial platform. We had also strengthened our growing European neuroscience footprint. Both Jazz and GW share very similar cultures, defined by a commitment to innovation and to transforming the lives of patients. Like us, GW is a purpose-driven company with a strong commitment to addressing critical unmet patient needs. Jazz and GW are focused on developing life- changing medicines for people with serious diseases, often with limited or no treatment options. Our global teams possess unique talents and have proven they can create differentiated therapies to address medical needs that have otherwise not been addressed.

Before I hand the call over to Justin, I want to thank him and his team for the extraordinary effort they have put forth regarding this transaction. We’ve long admired GW and look forward to combining forces and working with Justin in the GW team to transform the lives of patients. Justin?

Justin D. Gover

CEO & Executive Director

Thank you, Bruce. I’m very excited to be here today with Bruce and his team announcing this combination. This transaction combines 2 leaders to build an even stronger company to meet the needs of patients. For more than 20 years, GW has shaped an entire industry by setting the standard in cannabinoid drug development to become the global leader in cannabinoids. We have built that foundation upon science and innovation that’s been validated through the clinical trial and regulatory approval pathway with speed and care. Slide 10 provides a deeper overview of Epidiolex. Our LEe product was the first and remains the only FDA-approved plant derived cannabinoid medicine. It has broad spectrum efficacy in the treatment of seizures associated with Lennox-Gastaut syndrome, Dravet Syndrome and tuberous sclerosis complex. All of which are rare diseases characterized by severe early onset epilepsy. This product has also been approved by the EMA in patients 2 years of age and older for the adjunctive treatment of seizures associated with LGS and Dravet in conjunction with Clobazam and is under EMA review for the treatment of seizures associated with TSC.

In addition to the approved indications for Epidiolex, there are opportunities to pursue other indications within the epilepsy field including other treatment-resistant epilepsies where significant unmet needs of patients exist. Since we began to commercialize the product approximately 2 years ago, we had a highly successful launch, and we are proud of the impact this medicine has had on thousands of patients and their families. In 2020, the second full year since launch, net sales increased more than 70% and to reach approximately $510 million, and we’ve also been successful in securing broad payer coverage.

Importantly, all of this work is covered by a broad patent portfolio for Epidiolex with 13 of our 14 Orange book listed patents, featuring expiry dates in 2035 with additional pending patent applications. The manufacturing of Epidiolex by GW is also highly specialized with wholly owned facilities that have been developed and put in place over the last 20 years. Slide 11 gives you a better sense of the sales growth over the last 2 years and potential for future growth. While the vast majority of these sales are from the United States, we did execute successful launches in the U.K. and Germany in 2020, and we expect several additional European launches this year. There also continues to be significant unmet need across treatment-resistant epilepsy, as you can see from Slide 12. Pictured on the left of the 3 approved indications for Epidiolex today. The unmet need remains very clear across the epilepsy community. With around 1/3 of epilepsy patients being treatment resistant. We continue to consider ways in which we can expand the research within the epilepsy field to meet the needs of additional patients and believe there is considerable potential for Epidiolex growth for many years to come.

Turning to Slide 13. Beyond a broad platform of cannabinoid product candidates. Our steady program in the nabiximols is now in Phase III development in the United States, and we are aiming to submit an NDA to the FDA in the next 1 to 2 years. We believe that nabiximols represents a near-term U.S. product opportunity with significant commercial potential. We are in the somewhat unusual position of

GW PHARMACEUTICALS PLC M&A CALL - PRELIMINARY COPY | FEB 03, 2021

already having obtained approval for this product outside the United States. And hence, we already have a significant evidence base in terms of efficacy and safety. And further, we believe the product’s complex botanical formulation strengthens its exclusivity. The product is being developed for the treatment of spasticity or muscle stiffness and spans, initially in patients with multiple sclerosis and over time in patients with spinal cord injury and other forms of spasticity.

We believe 2021 could be a momentous year for this product as we will have 5 pivotal trials in spasticity associated with MS running this year. Data from at least 1 of these trials is expected in 2021. Turning to Slide 14. With over 20 years of experience in the cannabinoid field, GW has taken this leadership to another level. Historically, with Epidiolex and Nabiximols, GW’s R&D efforts are focused on plant derived cannabinoid molecules. Over the last 2 years, GW has been able to expand our R&D into the development of novel synthetic molecules with enhanced pharmaceutical properties and signals of increased potency. We have several such molecules for which we have filed NCE patents that are showing significant promise as potential next-generation drugs within the field of epilepsy and potentially other targets in neuroscience, such as schizophrenia and autism. In fact, we expect our first novel product candidates to be ready to enter the clinic this year.

Now before passing it back to Bruce, I want to reiterate how excited I am about this transaction. I’d also like to express my sincere thanks to the employees at GW, who have worked tirelessly to contribute to GW’s success over the years and who I expect will continue to make a meaningful impact as part of the future combined company. It is due to their hard work and dedication to serving our patients that has enabled us to undertake this important step. I speak for both myself and my senior leadership team when I say we look forward to supporting Bruce and the Jazz leadership team to ensure a smooth transition and to deliver on the promise and exciting potential of this transaction. Bruce?

Bruce C. Cozadd

Co-Founder, Chairman & CEO

Thanks, Justin. We’re looking forward to welcoming GW to the Jazz team. Moving to Slide 15. With the combination of our companies, we will also create a robust research and development pipeline with complementary programs in neuroscience to fuel further innovation for patients. You can see here a broad pipeline with diversity across our franchises along each stage of development and that the acquisition of GW would significantly enhance our opportunity to drive long-term sustainable growth. We have a strong presence in narcolepsy, but with expansion into obstructive sleep apnea with Sunosi, an upcoming launch of JZP-258 in idiopathic hypersomnia and earlier pipeline programs. We see additional growth in treatments for sleep disorders. And we’ve expanded beyond sleep into other areas of unmet need, including essential tremor and post-traumatic stress disorder. Our preclinical neuroscience programs include in-licensed assets with novel mechanisms of action, targeting sleep and other areas of interest. In terms of our oncology franchise, we’ve seen continued double-digit growth in this portfolio and expect future growth and diversification, fueled by the recent SEB Selco launch and our planned JZP-458 launch in the middle of this year. And we have many pipeline programs, exploring expanded indications for our existing agents as well as a portfolio of innovative new targeted therapies through our external collaborations. I continue to believe these franchises will remain strong well into the future. Renee, let me now hand it over to you.

Renée D. Galá

Executive VP & CFO

Thanks, Bruce. Turning to Slide 16. This is exactly the kind of transformative deal that we have been building towards. With the goal of both meeting our strategic objectives, and delivering substantial and sustainable value to shareholders. We take a disciplined approach when we consider deploying capital. We work to ensure our strategic priorities are at the core of our decision-making. With these priorities being a growing and diversified base of revenues, a differentiated pipeline to support sustainable future growth and operational excellence to maximize total shareholder return. This acquisition is consistent with both our overall and capital allocation strategy and effectively leverages our strong financial position. We ended the year with more than $2 billion in cash and investments and expect billions of cash flow through 2025. This provides us an opportunity to lever up and importantly, rapidly delever to support this transformative transaction. As Bruce mentioned, we expect the transaction will be EP accretive in the first full year of combined operations and substantially accretive thereafter. In short, we view this as a disciplined and productive use of our cash to significantly expand our portfolio and opportunities to innovate.

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With respect to financing, Jazz has a track record of meeting deleveraging targets, and we are committed to deploying free cash flow to repay debt following the anticipated close of the transaction. At close, we anticipate our net debt to adjusted EBITDA ratio will be 5.4x. We are confident our strong cash flow will enable us to rapidly delever with a target of being under 3.5x by the end of next year. Collectively, our revenue growth, near-term accretion and deleveraging strategy will be important factors in powering long- term growth. Moving to Slide 17. The acquisition of GW would immediately contribute to the top line. Looking at Jazz’ 2020 pro forma revenues, starting with the midpoint of our 2020 guidance, the addition of GW would raise that revenue to nearly $2.9 billion. And we expect significant revenue acceleration from there. In addition to driving double-digit revenue growth, the contribution of Epidiolex to our commercial portfolio would immediately diversify our revenue base. Previously, we shared our goal of delivering nearly half of our 2022 revenue from products launched since 2019. Through this transaction, we would further enhance our expected 2022 revenue diversification to more than 65%.

Moving to Slide 18. I’ll review the transaction summary. The transaction is structured in cash and stock, which we believe provides GW’s shareholders both immediate value and the ability to participate in the upside of the combination as we work to realize these significant and compelling benefits. GW shareholders would receive for each GW ADS, a total of $220, of which $200 will be paid in cash and $20 in Jazz ordinary shares for an aggregate consideration of $7.2 billion. We intend to utilize that that structure where more than 50% of the debt is prepayable. This structure is aligned with our intention of rapid deleveraging to meet our stated objectives of getting to net leverage of less than 3.5x adjusted EBITDA by the end of 2022. Also, we are focused on minimizing our cost of debt and we expect our weighted average cost of debt to be less than 4%. The transaction has been unanimously approved by both Jazz and GW Boards of directors and is expected to close in the second quarter of 2021, subject to customary conditions.

Now I’ll turn the call back over to Bruce.

Bruce C. Cozadd

Co-Founder, Chairman & CEO

Thanks, Renee. Moving to Slide 19. We are confident in the success of this transaction because both Jazz and GW follow similar approaches. We focus on patient populations with high unmet needs. We identify and develop differentiated durable product candidates often for underserved patient populations. Jazz and GW’s global teams possess unique talents and expertise and have proven capability to the launch — to develop and launch differentiated therapies to support often overlooked patient populations. Both companies are guided by shared values that include integrity, collaboration, passion, innovation and pursuit of excellence and have cultures where diversity, equity and inclusion are a priority. The transaction combines 2 companies with a significant presence in the United Kingdom, which will remain an important part of the combined enterprise.

Together, we look forward to leveraging our integrated capabilities and global infrastructure, to effectively reach patients around the world. Closing on Slide 20. We are confident in the compelling strategic and financial rationale of this transaction and the many benefits it will bring to Jazz and GW stakeholders. Upon close of the transaction, we would be acquiring a company with a treatment that holds near-term blockbuster potential in Epidiolex, as well as a broad platform of cannabinoid product candidates. We expect the transaction will deliver significant future growth. As a combined company, we will have an enhanced product portfolio with the scale and expertise to reach more patients around the globe with unmet needs and transform their lives. For employees of both companies, we believe this combination would also provide additional growth and advancement opportunities over the years to come, and I look forward to continue to work with our best-in-class team and to welcome the talented members of the GW team. We are truly excited about Jazz and GW’s future as a combined company and in sharing those benefits with all stakeholders as we move forward.

With that, I’ll hand it back to the operator to open up Q&A. Given our time constraints this morning, we would appreciate it if everyone could keep it to 1 question. Thank you.

GW PHARMACEUTICALS PLC M&A CALL - PRELIMINARY COPY | FEB 03, 2021

Question and Answer

Operator

[Operator Instructions] Your first question comes from Ami Fadia with Leerink.

Unknown Analyst

Maybe, Bruce, if you could give us a little bit of a background on the transaction. Was this a competitive bid for the company. And also, beyond Epidiolex, can you talk about what you see in terms of the platform potential and how you see the durability of the platform over kind of the — over the next decade?

Bruce C. Cozadd

Co-Founder, Chairman & CEO

Yes, Amy, thanks for the questions. I think I’ll defer giving you an answer on the process itself there, of course, will later be information in GW’s documents about that. But together, I think we negotiated a transaction that really works for both companies and create something special.

In terms of your question about what we see at GW, it’s more than Epidiolex. We couldn’t be more excited about Epidiolex’s potential going forward. I think Justin has done an excellent job of describing their excitement, and we’re equally excited about what it can do. But beyond that with nabiximols and the earlier stage pipeline, we see a real opportunity to apply expertise in cannabinoid science to create other meaningful products that will fit well with our portfolio. And we’re confident that, that value will extend over a very long period of time.

GW has got a lot of proprietary expertise, a lot of manufacturing expertise, and we’re confident their franchises will be durable.

Operator

Your next question comes from Kian Kachor with Cowen & Company.

Unknown Analyst

Congratulations to team. Bruce, I want to drill down a little bit more on the valuation. I guess you would assume that you have really high conviction in Epidiolex IP situation. So can you give us some sense of the diligence that you’ve done there to what degree the valuation is dependent on really believing that this extends to the length of the patents?

And also, it would assume I would imagine the nabiximols U.S. potential that some analysts in the U.S. don’t model. So can you talk about the balance between those 2? To what degree the IP duration on Epidiolex and nabiximols potential kind of factored into this valuation?

Bruce C. Cozadd

Co-Founder, Chairman & CEO

Yes. Thanks for the question, Ken. We’re very focused on sustainable growth at Jazz. That’s been true of our neuroscience portfolio, including our recent launch of Zywave, that’s true of our oncology portfolio. And it’s true of GW’s business as we look at it, we believe these are very durable assets. And obviously, we did diligence, and we had access to all information. We’re not going to share that all publicly just like GW hasn’t shared that all publicly, but it gives us strong conviction in the long-term potential of the existing products and the pipeline.

Operator

Our next question comes from Balaji Prasad with Barclays.

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Balaji V. Prasad

Barclays Bank PLC, Research Division

So Bruce and Justin, especially for those of us who are new to GW Pharma, can you discuss the growth drivers for Epidiolex towards taking it to a blockbuster status especially, could you break down the components, maybe what percentage of growth will be from market expansion or market share and newer indications potential and also newer geography potential?

Bruce C. Cozadd

Co-Founder, Chairman & CEO

Yes. Thanks for the question. And Justin, maybe I’ll ask you to take this one.

Justin D. Gover

CEO & Executive Director

Yes. Thank you, Bruce, and thanks for the question. So as you saw from the slide, it’s only been 2 years since this product was launched and second full year was over $500 million. We do think this is just the beginning for Epidiolex. It’s got off to a tremendous start. But there’s no reason for us to think that this pattern will change. We are less than 50% penetrated across our target indications, in fact, significantly less for some. So there is very significant growth potential within the approved indications. And as I mentioned in my remarks, what we anticipate for Epidiolex is it will continue to do the work to expand the potential for this product across other forms of treatment-resistant epilepsy.

You can just see from the numbers that, given the prevalence of epilepsy and the unmet need in this space, Epidiolex really represented a first-in-class breakthrough product in this — in this kind of patient population. And it has tremendously a broad access already and I do think the progress we made in 2020 to expand payer coverage will be a significant driver of growth this year and beyond. So I think taken together, what you have is a product which has significant growth potential within the 3 approved indications, one of which was only very recently approved. And we have an opportunity to address unmet needs. For many years to come, as Bruce was saying, we really think that this is a franchise that can continue to grow over an extended period across other forms of treatment-resistant epilepsy.

Bruce C. Cozadd

Co-Founder, Chairman & CEO

And Justin, would you want to comment a little just on geographic expansion possibilities?

Justin D. Gover

CEO & Executive Director

Certainly. So really, the the growth that we’ve seen so far is essentially coming from the U.S., which was the first country to launch. We only relaunched in 2 European markets. So this year, we expect to see sort of that growth accelerate outside the U.S. with additional country launches in Europe. There may be a few countries beyond Europe as well. So for us, this is really the beginning of the launch story, the commercial story. I have to say we have an excellent team that really knows this epilepsy space well and look forward to that team contributing to the success of the future company.

Operator

Your next question comes from Brandon Folkes with Cantor Fitzgerald.

Brandon Richard Folkes

Cantor Fitzgerald & Co., Research Division

I guess, congratulations to both teams on the deal. So I just want to dig a little bit deeper into the premium pay. Can you talk maybe or elaborate on the synergies, both from the revenue side and the cost basis? If I look at consensus for GW, there is strong top line growth expected. So is this something you believe you could accelerate? And then maybe any additional color on the overlap of commercial footprints would be great?

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Bruce C. Cozadd

Co-Founder, Chairman & CEO

Yes. Brandon, thanks for the question. When it comes to premium, we’re really focused on what the value at GW is and how it fits with our strategy and our long-term financial profile. And we’re confident that this is an excellent transaction for us at the value we’re paying. Where GW stock was trading the day before, the week before the month before was not an important piece of our thinking.

In terms of synergies, there are a lot of positive synergies in terms of how our businesses fit together, giving us these 3 commercial franchises across our 2 therapeutic areas, giving us a stronger pipeline. That’s really where we see the synergy this is not a deal based on cost synergies. GW has been a rapidly growing organization, we’ve been a rapidly growing organization. And I’m confident that together, we’ll continue that growth as we expand our existing products as we expand into new territories, as we add new indications and as we advance the combined pipeline. Now that’s what gets us excited about not only the near-term future, but the long-term future of the combined company.

Operator

Your next question comes from Gary Nachman with BMO Capital Market.

Gary Jay Nachman

BMO Capital Markets Equity Research

My congrats on the deal as well. So maybe just talk about the R&D investment levels for the next few years that you’re thinking about as a combined company? And a little bit more on nabiximols, the Phase III studies that are ongoing and the data sets that we should be expecting. What are you looking from that to those additional pursuing those indications in that product?

Bruce C. Cozadd

Co-Founder, Chairman & CEO

Yes. Well, let me start with your overall question and then Justin, I’d love it if you’d weigh in on the Nabiximols program and where that’s headed. Again, combined, if you look at that clinical development pipeline we put up, we think we’ve got real opportunities from early-stage to very late-stage development programs in neuroscience, in oncology, with some novel targets that we think merits significant investment.

Both companies have a significant R&D investment today. And with our growing top line, we’re going to be able to fund a robust R&D initiative across the combined business. Justin, maybe I’ll let you take the specific question.

Justin D. Gover

CEO & Executive Director

Yes. Well, and just to take a step back for a second. We’ve — it’s been 20 years in the making this pipeline. So what GW brings here is not just the excitement of Epidiolex top line revenue, but essentially a franchise, which has been with truly world leading, which is a platform business from which first-in- class medicines will come for many years. Beyond Epidiolex and the growth opportunities that I mentioned earlier. And nabiximols is really a late-stage U.S. asset, which I think is to some extent, the pipeline in a product. We have already sought approved and obtained approval for the product outside the United States in 1 indication. It’s that same indication for which we expect to obtain approval in the first in U.S., but the opportunity for that product extends to a broad range of patients with spasticity, and there are indications beyond that, and et cetera.

So that 1 product alone, with what we think is a long exclusivity period and multiple Phase III data readouts, even in the next 12 to 24 months. I think is something to keep a very close eye on. Beyond that, I think what we’ve really been able to demonstrate at GW over the last 20 years that the cannabinoid platform is real and compelling science. And that we have really potential first-in-class candidates across disease states such as autism, schizophrenia and other sort of neuro and neuropsychiatry targets. So we’ve, to some extent, the pipeline even on the slide that you’re seeing is just a snapshot of what I think will become a fuller cannabinoid pipeline over the next few years.

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Bruce C. Cozadd

Co-Founder, Chairman & CEO

Yes. Thanks, Justin. And I’ll just add to that. We’re looking forward to some new clinical candidates coming out of the preclinical work of both companies over the next 1 to 2 years. So I think more of that will become visible in the near term.

Operator

Your next question comes from Greg Gilbert with Truist Securities.

Gregory B. Gilbert

Truist Securities, Inc., Research Division

Bruce. There’s no doubt this transaction would be diversifying from a market cap and pipeline standpoint. But I was hoping you could give us at least a little qualitative color as to when the GW pipeline really ramps up to supplement the existing cash flow streams at least qualitatively since heavy weighting of the value must be tied to assets beyond sort of the bird in hand?

And I’m also curious, I know that the document will have process and competition and all that. But I know that you and your team tend to stack things for some time this year. So I want to understand the depth and duration of the cannabinoid science diligence that your team has been doing since this is such a significant bet on that sort of basic science platform?

Bruce C. Cozadd

Co-Founder, Chairman & CEO

Yes, Greg, thanks for the question. And maybe I’ll start and then ask our Head of R&D, Rob, to jump in a little bit on our interest in the cannabinoid space, which actually started even before this deal. We’re excited about the early pipeline at GW. And I think in some ways, both our companies have been recognized for commercial launches, significant commercial franchises with a disproportionate amount of focus on just that. I don’t think investors and Jazz have necessarily focused as much as they should have on our early development capabilities and candidates, and we feel the same is true when you look at GW. And it doesn’t have to be that we assign a tremendous amount of value to those opportunities. They are more speculative, a little further out in terms of significant cash flow. But a sustainable growth strategy requires not only that we have success from our existing and rapidly growing franchises in sleep in epilepsies with the GW portfolio and in oncology, but that we continually refresh that with other exciting opportunities. And what I like about these opportunities is they all fit the pattern of products we like to develop a Jazz, and I know GW likes too. Things that really make a difference to patients, and that are differentiated from other therapies. In terms of the stocking comments, I said in my remarks, we’ve admired GW for a while. We’ve watched them do what we think is 1 of the most successful launches in our industry over the past few years. And you know we’ve been looking, Greg for quite some time at what would make sense to add to Jazz strategically. I was always interested in it being a cultural fit, and I have to say, I really admire the culture that Justin and his team have built at GW. It has to work from a financial perspective, which I’m confident this deal does.

But bringing in a pipeline that helps enable sustainable growth just makes this the complete package for us. Rob, do you want to take the cannabinoid question?

Robert Iannone

Executive VP of Research & Development and Chief Medical Officer

Yes. Thank you, Bruce. I would start by saying that the R&D group here at Jazz has been quite interested in this field for some time, and that’s been evidenced by our recent foray into a program with the FA inhibitor. And the reason is that the data are truly impressive. If you look at the data with Epidiolex across really, really difficult-to-treat epilepsies, drug works extremely well. And with that, we think that we are really at the beginning of a lot of opportunity to investigate where these mechanisms can be important for patients. And I would say that means new indications, as Justin mentioned, new combinations, and we have some areas now within the combined portfolio where there may be clear synergies. Had an opportunity to take the field to the next level, as Justin mentioned, in terms of improving formulations.

GW PHARMACEUTICALS PLC M&A CALL - PRELIMINARY COPY | FEB 03, 2021

Doing better targeting, increasing potency and the pharmaceutical properties that would get us beyond where we are currently with Epidiolex. So for me in R&D, it’s a really exciting opportunity to bring on the expertise in this field and to look for the synergies in the combined company and pipeline.

Operator

Our next question comes from Esther Rajavelu with UBS.

Unknown Analyst

Congrats to both Bruce and Justin on the deal. So Bruce, how do you think about some of your existing pipeline assets on PTSD and tremor in the context of the opportunity that GW brings with similar indications? And then also on the pipeline, would you essentially be making any changes to the EBITDA like distribution model in the U.S. or EU? Or is there any opportunity to leverage the GW infrastructure for Jazz neurology products?

Bruce C. Cozadd

Co-Founder, Chairman & CEO

So we’re really excited about our development portfolio, including the essential tremor program and the PHY inhibition program. So no, we don’t anticipate this combination, changing our plans there, which, in both cases, are to move into really important Phase II trials during 2021. So we’re excited about that.

In terms of making changes to how GW is doing things, GW is doing a spectacularly successful launch of Epidiolex. And let’s keep GW running that strong for years to come. They have real expertise in targeting treaters of childhood-onset epilepsies. We’ve got real expertise in targeting sleep specialists for our products. And then through our oncology team, really great expertise that’s allowed us success in hem/ onc and more recently, a solid tumor launch in Zepzelca that we’re not to where GW is with Epidiolex yet, but we’re really excited about what Zepzelca can do, too.

So it’s about combining 2 successful organizations. Can we learn from each other? Absolutely. I am excited about the ex-U.S. opportunity, where I think we’re both building neuroscience, heft and expertise in Europe and beyond. And I think this is going to strengthen both companies.

Operator

Our next question comes from Jessica Fye with JPMorgan.

Jessica Macomber Fye

JPMorgan Chase & Co, Research Division

I appreciate you providing that net debt-to-EBITDA guidance for looking out a couple of years to the end of 2022. I guess just to fill that back a little bit more can you help us think a little bit about the EBITDA range or run rate you’re assuming that gets you to that target of 3.5x?

Bruce C. Cozadd

Co-Founder, Chairman & CEO

Reené, let me toss that over to you.

Renée D. Galá

Executive VP & CFO

Sure. Yes. Thanks for the question, Jess. So yes, as we look at the combination of these 2 companies, we do look to — as we go into 2022, seeing greater cash from the collective entities. But if we step back, and think about some of the conversations we’ve had over the last 6 months about where we see our top line going. We’ve talked about top line growth in 2021, top line growth in 2022 and then the diversification, greater diversification of our revenues in 2022, even as a stand-alone company.

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And part of that has also been accompanied by discussions around margins increasing as we look at our overall tax rate so as we have a combination of revenues coming from products that are located in more tax-efficient jurisdictions we also have more cash coming from that. So then if you think about the EBITDA for this transaction, we’re looking at top line growth, we’re looking at accretion in the first full year combined operations substantially thereafter. And therefore, that next year is bringing additional cash flow, additional EBITDA that helps us to rapidly deleverage going from what we expect to be about 5.4x at close to below 3.5x by the time we get to the end of next year.

Bruce C. Cozadd

Co-Founder, Chairman & CEO

And I’ll just add — and I’ll just add on top of that, Renee. One of the things we like about that rapid delevering is it gives the combined company continued flexibility moving forward to add to the combined business. So a really exciting transaction that I think will change the way people look at this combined business but also the opportunity to continue to be active on the corporate development side in the midterm.

Renée D. Galá

Executive VP & CFO

That’s right to our tax rate. Yes.

Jessica Macomber Fye

JPMorgan Chase & Co, Research Division

Can you just maybe provide a range of how you think about the tax rate for the combined company and looking out a couple of years?

Renée D. Galá

Executive VP & CFO

Yes, we’re not going to be providing specific guidance. But I would say both companies are in a position where they’ve thought through the overall structure of their products where we locate IP. And generally, we think will continue to be in a favorable position there. We have talked about the combination of our products with more of that IP being located in Ireland as we look at those new products and the growth profile there.

So as we get further into providing guidance for 2021 and then as a combined company, we’ll be in a position to provide more guidance there. But I would just step back and say, back on your question around deleveraging we will continue to invest in our commercial launches and invest in our pipeline. But in addition to those important investments over the course of 2021 and 2022, we’ll still have — we expect to still have significant cash flow to go towards that important deleveraging strategy.

Operator

Our next question comes from Annabel Samimy with Stifel.

Annabel Eva Samimy

Stifel, Nicolaus & Company, Incorporated, Research Division

Congratulations on the deal. It looks like this is a very good long-term growth opportunity for you, and it’s clear that you purchased those 4, not just the current product Epidiolex, but it’s future indications as well as the pipeline. I guess just looking a little bit more near term, I’m just trying to understand a little bit where you expect it to come from given currently that I think some of the indications you already have, there was already a lot of off-label usage there. And so do you expect — or do you put European growth as 1 of the bigger factors near term? Do you see this more as a long-term place? Or how much growth you expect near-term from the current indications that you have given that the usage is pretty broad already?

And what kind of future target are you going to be doing or better targeting are you going to be doing for these indications?

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Bruce C. Cozadd

Co-Founder, Chairman & CEO

Yes. Annabel, I’m going to build off some of what Justin said already, which is this product is not that far into its launch. The GW team has done an excellent job, but there’s lots of room to grow in the existing indications, including TSC, which was fairly recent. And similarly, lots of opportunity in Europe. So it’s not a 1 or the other. It’s continued growth in both over a long period of time. And if you look at other product launches in this space, that’s what we’ve seen over time, as physicians get more and more comfortable with the use of these agents in these patients that really need a different therapy to get additional benefit.

Annabel Eva Samimy

Stifel, Nicolaus & Company, Incorporated, Research Division

Okay. And do you see any threat going forward from generic synthetic cannabidiol products is there a clear pathway for those products or is it something that you don’t see as a big threat at this point?

Bruce C. Cozadd

Co-Founder, Chairman & CEO

Justin, I’ll hand that one over to you.

Justin D. Gover

CEO & Executive Director

Yes. I think it’s the durability of the Epidiolex franchise and indeed for the pipeline is something that we have spent many years thinking through and building. In addition to the 14 orange book list of patents that we have already running 13 of which go to 2035. There’s more IP that’s in prosecution right now. And as Bruce said earlier, part of this process, as you can imagine, was a very extensive diligence exercise where we went through in great detail. The strategy behind the exclusivity protection for this product and I think, frankly, from our side, recognized the expertise on the part of the Jazz team and their external advisers in appreciating and understanding and probing that.

And I think clearly, it’s a key part of the outcome that you’re seeing today. It’s not just Epidiolex as well. I think for each one of the pipeline assets, we’ve been very thoughtful the exclusivity approach. We understand and appreciate that good medicine needs to be primarily transformative for patients, but it also needs to ensure it’s durable and returns value to investors. And everything that we do at GW over the years has been with those goals in mind.

So I think this is — and it’s still — there’s still more to come, I think, even within Epidiolex itself. This is an IP estate that is going to continue to build, and we think is going to be a strong and compelling one.

Operator

Your next question comes from David Amsellem from Piper Sandler.

David A. Amsellem

Piper Sandler & Co., Research Division

And congrats on the transaction. So maybe a question for Bruce. And I know you sort of touched on R&D earlier in the discussion. But I was wondering if this transaction, particularly with the significant pipeline that you are acquiring just beyond Epidiolex. Are you going to think strategically different about your existing pipeline?

And with that in mind you, over time, do you deprioritize certain assets? Maybe help us understand how you’re thinking about existing programs strategically? And then if I may sneak in another one, admittedly, I’m getting more familiar with Epidiolex, but I wanted just to hear your thoughts, maybe for you, Justin, on the competitive landscape, particularly with FINTEPLA and how you’re thinking about that and also just the extent to which these are poly pharmacy patients. Just help us understand these kind of dynamics?

GW PHARMACEUTICALS PLC M&A CALL - PRELIMINARY COPY | FEB 03, 2021

Bruce C. Cozadd

Co-Founder, Chairman & CEO

All right. David, I’ll start and then hand it over to Justin. In terms of how we look at our existing pipeline, we’re really excited about our existing pipeline. But of course, we always prioritize that over time. You’ve seen us walk away from some programs historically because we found better opportunities to invest in. You saw that with the opting out of the Immunogen collaboration, not because they don’t have promise there, but we had other higher priorities.

I think it’s safe to say, GW has done the same thing with their portfolio, making prioritization decisions. And I think with the combined neuroscience portfolio, on top of our oncology portfolio. It just gives us even more ability to make sure that we’re investing for the near term, midterm and long-term and have a really sustainable growth company here over many years to come. Justin?

Justin D. Gover

CEO & Executive Director

Yes. With regard to the sort of question around competition and polypharmacy, you’re absolutely right that this is an area where almost every patient that is going to be on Epidiolex is likely to have tried at least 1 other antiepileptic drug and often on 1, 2, 3 antiepileptic drugs at the same time. So sadly, the unmet need in this space ensures that patients really require multiple treatment options. [indiscernible] In talks to an earlier question actually about the expansion of Epidiolex because in this patient population, patients and physicians are routinely having to explore new treatment options because the seizure profile changes over time, the burden changes over time. So one can expect a drug like Epidiolex to continue to have new opportunities and for patients for whom existing therapies may fail or be problematic over time, provides opportunities to add in Epidiolex as a treatment option. I think that enbridges into the competitive landscape. You mentioned 1 product that’s approved for Dravet syndrome. It’s a very different type of product. It’s a very high-priced product that’s only approved in Dravet syndrome. It’s positioned very differently in the market from Epidiolex and so we see really little impact of that patients can benefit from multiple products in this space.

Operator

Our next question comes from Ronny Gal with Bernstein.

Unknown Analyst

If you don’t mind, like 3 tactical consideration. Bruce, I know you kind of load to give us too many numbers we’ve got to put something in our model. When it comes to cost considerations for the next 2 years, are we assuming any synergies or we’re just linearly adding the cost structures of both companies and we’ll see from there?

Second, obviously, you’re buying talent expectation that they will continue to execute is the top senior management of GW have committed to stay with the company for the next 2 or 3 years to help execute, especially on the R&D and commercial side. And third, in terms of regulatory hurdle, what approvals do you need given the country mix of both companies in order to execute this transaction?

Bruce C. Cozadd

Co-Founder, Chairman & CEO

Well, Ronnie, your definition of 1 question is a robust one.

Unknown Analyst

I’m flexible.

Bruce C. Cozadd

Co-Founder, Chairman & CEO

So let me take a couple of these, but maybe first, Renee, would you be willing to comment just on what approvals are required to close the transaction, and then I’ll come back to the rest of it. Renee, are you there? Are you on mute or.

GW PHARMACEUTICALS PLC M&A CALL - PRELIMINARY COPY | FEB 03, 2021

Renée D. Galá

Executive VP & CFO

Sorry. Yes, I couldn’t get off me. Yes. So certainly, we’ll require customary approvals in the U.K. We’ll be looking for an HSR approval, and then that will be followed by a shareholder vote by GW shareholders.

Bruce C. Cozadd

Co-Founder, Chairman & CEO

And then in your question, Ronny, about synergies and top management. Again, this is not primarily a cost synergy deal. This is really putting strong commercial franchises together and strong pipelines together. There may be opportunities to look for additional effectiveness and efficiency across the combined organization. That’s something we’re already doing in our organization, and GW would be doing with additional scale as well. So yes, I do think together, we can be more efficient in some ways. But again, this is really about building on the success of the 2 teams.

The GW top management team has agreed to stay at least through integration to help us with integration. Together, we’re going to figure out the best structure going forward. That’s an exercise that will commence over the next couple of months. You can imagine, we’ve tried to limit the number of people involved in this process beyond those required. And we really want to use the combined expertise of our team to figure out the best path forward. The 2021 our goals are pretty clear for both companies. And I think we’re counting on the talented employees across the GW organization and the Jazz organization to stay focused on the many successful products we have out there that are growing in the many near-term R&D milestones we want to achieve with regulatory approvals, regulatory submissions, trial completion, trial launch across an exciting pipeline. So lots to do and I’ll take your multipart question — our last question and thank all the participants on the call. All the speakers, thank you, all of you dialing in. We appreciate your time, and we’re excited to start the next chapter of GW and Jazz’s future.

Operator

Thank you. I would now like to turn the conference back to Andrea Flan.

Unknown Executive

Thanks, everyone. With that, we’re wrap, have a great day.

Operator

Ladies and gentlemen, this concludes today’s conference call. Thank you for participating. You may now disconnect.

Forward Looking Statements

This communication contains forward-looking statements regarding Jazz Pharmaceuticals and GW Pharmaceuticals, including, but not limited to, statements related to the proposed acquisition of GW Pharmaceuticals and the anticipated timing, results and benefits thereof, including the potential for Jazz Pharmaceuticals to accelerate its growth and neuroscience leadership, and for the acquisition to provide long-term growth opportunities to create shareholder value; Jazz Pharmaceuticals’ expected financing for the transaction; and other statements that are not historical facts. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the companies’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jazz Pharmaceuticals’ or GW Pharmaceuticals’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: Jazz Pharmaceuticals’ and GW Pharmaceuticals’ ability to complete the acquisition on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary regulatory and shareholder approvals, the sanction of the High Court of Justice of England and Wales and satisfaction of other closing conditions to consummate the acquisition; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction; risks related to diverting the attention of GW Pharmaceuticals and Jazz Pharmaceuticals management from ongoing business operations; failure to realize the expected benefits of the acquisition; significant transaction costs and/or unknown or inestimable liabilities; the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; the risk that GW Pharmaceuticals’ business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; Jazz Pharmaceuticals’ ability to obtain the expected financing to consummate the acquisition; risks related to future opportunities and plans for the combined company, including the uncertainty of expected future regulatory filings, financial performance and results of the combined company following completion of the acquisition; GW Pharmaceuticals’ dependence on the successful commercialization of Epidiolex/Epidyolex and the uncertain market potential of Epidiolex; pharmaceutical product development and the uncertainty of clinical success; the regulatory approval process, including the risks that GW Pharmaceuticals may be unable to submit anticipated regulatory filings on the timeframe anticipated, or at all, or that GW Pharmaceuticals may be unable to obtain regulatory approvals of any of its product candidates, including nabiximols and Epidiolex for additional indications, in a timely manner or at all; disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; effects relating to the announcement of the acquisition or any further announcements or the consummation of the acquisition on the market price of Jazz Pharmaceuticals’ ordinary shares or GW Pharmaceuticals’ American depositary shares or ordinary shares; the possibility that, if Jazz Pharmaceuticals does not achieve the perceived benefits of the acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Jazz Pharmaceuticals’ ordinary shares could decline; potential litigation associated with the possible acquisition; regulatory initiatives and changes in tax laws;

market volatility; and other risks and uncertainties affecting Jazz Pharmaceuticals and GW Pharmaceuticals, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals’ and GW Pharmaceuticals’ Securities and Exchange Commission (SEC) filings and reports, including Jazz Pharmaceuticals’ Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, GW Pharmaceuticals’ Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and future filings and reports by either company. In addition, while Jazz Pharmaceuticals and GW Pharmaceuticals expect the COVID-19 pandemic to continue to adversely affect their respective business operations and financial results, the extent of the impact on the combined company’s ability to generate sales of and revenues from its approved products, execute on new product launches, its clinical development and regulatory efforts, its corporate development objectives and the value of and market for its ordinary shares, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time. Moreover, other risks and uncertainties of which Jazz Pharmaceuticals or GW Pharmaceuticals are not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events as at such dates, even if they are subsequently made available by Jazz Pharmaceuticals or GW Pharmaceuticals on their respective websites or otherwise. Neither Jazz Pharmaceuticals nor GW Pharmaceuticals undertakes any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Additional Information and Where to Find It

In connection with the proposed transaction, GW Pharmaceuticals intends to file a proxy statement with the SEC. Each of Jazz Pharmaceuticals and GW Pharmaceuticals may also file other relevant documents with the SEC regarding the proposed transaction. The definitive proxy statement (if and when available) will be mailed to shareholders of GW Pharmaceuticals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (WHICH WILL INCLUDE AN EXPLANATORY STATEMENT IN RESPECT OF THE SCHEME OF ARRANGEMENT OF GW PHARMACEUTICALS, IN ACCORDANCE WITH THE REQUIREMENTS OF THE U.K. COMPANIES ACT 2006) AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the proxy statement (if and when available) and other documents containing important information about Jazz Pharmaceuticals, GW Pharmaceuticals and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Jazz Pharmaceuticals will be available free of charge on Jazz Pharmaceuticals’ website at https://www.jazzpharma.com. Copies of the documents filed with the SEC by GW Pharmaceuticals will be available free of charge on GW Pharmaceuticals’ website at https://www.gwpharm.com.

Participants in the Solicitation

Jazz Pharmaceuticals, GW Pharmaceuticals, their respective directors and certain of their executive officers and other employees may be deemed to be participants in the solicitation of proxies from GW Pharmaceuticals’ security holders in connection with the proposed transaction. Information about GW Pharmaceuticals’ directors and executive officers is set forth in GW Pharmaceuticals’ proxy statement on Schedule 14A for its 2020 Annual General Meeting, which was filed with the SEC on April 7, 2020, and its Current Report on Form 8-K filed with the SEC on September 10, 2020 and subsequent statements of beneficial ownership on file with the SEC. Information about Jazz Pharmaceuticals’ directors and executive officers is set forth in Jazz Pharmaceuticals’ proxy statement on Schedule 14A for its 2020 Annual General Meeting, which was filed with the SEC on June 12, 2020 and subsequent statements of beneficial ownership on file with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of GW Pharmaceuticals’ security holders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC.

No Offer Or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (Securities Act), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. The Jazz Pharmaceuticals securities delivered in the proposed transaction are anticipated to be delivered in reliance upon an available exemption from such registration requirements pursuant to Section 3(a)(10) of the Securities Act.